EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTNG FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-118319), pertaining to the Eagle Financial Services, Inc. Stock Incentive Plan, our report dated January 26, 2005, relating to the consolidated financial statements of Eagle Financial Services, Inc. included in the Annual Report to Shareholders on Form 10-K of Eagle Financial Services, Inc. for the year ended December 31, 2004.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
March 16, 2005